UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 11, 2012

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	001-32373	27-0099920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On December 11, 2012, Las Vegas Sands Corp. (the “Company”) terminated its Deferred Compensation Plan (the “Plan”), dated January 1, 2005.  The Plan was created to provide benefits to non-employee directors and a select group of management or highly paid employees to be selected by our Compensation Committee.  The Plan allowed participating employees to defer payment of their base salary and/or bonus and non-employee directors to defer payment of director fees.  There have been no participants in the Plan at any time.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 11, 2012, the Company’s Board of Directors elected Victor Chaltiel to the Board as a Class III director, whose term will expire in 2013.  There are no arrangements between Mr. Chaltiel and any other person pursuant to which Mr. Chaltiel was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Chaltiel has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 13, 2012

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
	Name:	Kenneth J. Kay
	Title:	Executive Vice President and Chief Financial Officer

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